UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

STEEL PARTNERS HOLDINGS L.P.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

STEEL PARTNERS HOLDINGS L.P.
590 Madison Avenue, 32nd Floor
New York, New York, 10022

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 21, 2013

To the Limited Partners of Steel Partners Holdings L.P.:

The Annual Meeting of Limited Partners (the “Meeting”) of STEEL PARTNERS HOLDINGS L.P., a Delaware limited partnership (the “Company”), will be held at The Portofino Hotel & Marina located at 260 Portofino Way, Redondo Beach, California 90277 on Tuesday, May 21, 2013 at 10:00 a.m., local time, for the following purposes:

1.
To elect five (5) independent directors to serve on the Board of Directors (the “Board” or “Board of Directors”) of our general partner, Steel Partners Holdings GP Inc. (“General Partner”), until the limited partners’ annual meeting in 2014 and until their successors are duly elected and qualified;

2.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

3.	To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy; and

4.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice.  The Meeting may be postponed or canceled by action of the Board of Directors of the General Partner upon public notice given prior to the time previously scheduled for the Meeting or adjourned by action of the Board of Directors of the General Partner.  Only limited partners of record at the close of business on April 23, 2013 are entitled to vote at the Meeting.

All limited partners are cordially invited to attend the Meeting in person.  However, to ensure your representation at the Meeting, you are urged to vote as promptly as possible.  Any limited partner attending the Meeting may vote in person even if such limited partner has returned a proxy, as long as the units are held in the limited partner’s name or the brokerage firm, bank or other holder of record acting as the limited partner’s nominee confirms the limited partner’s ownership in writing.  If you have any further questions concerning the Meeting or any of the proposals, please contact our proxy solicitor, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016 or call MacKenzie toll-free at 1-800-322-2885.

By Order of the Board of Directors,

/s/ Warren Lichtenstein
Warren Lichtenstein
Executive Chairman

April 30, 2013

Important Notice Regarding The Availability Of Proxy Materials

For The Annual Meeting Of Limited Partners To Be Held On May 21, 2013

We are furnishing proxy materials for the Meeting on the Internet in addition to mailing paper copies of the materials to each limited partner of record on the Record Date.  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at: www.steelpartners.com.

STEEL PARTNERS HOLDINGS L.P.

______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 21, 2013
______________

Date, Time, Place and Purpose of the Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Steel Partners Holdings GP Inc. (“General Partner”), the general partner of Steel Partners Holdings L.P. (the “Company”), for use at the annual meeting of limited partners of the Company and at all adjournments and postponements thereof (the “Meeting”).  The Meeting will be held at The Portofino Hotel & Marina located at 260 Portofino Way, Redondo Beach, California 90277 at 10:00 a.m. local time, for the following purposes:

1.
To elect five (5) independent directors to serve on the Board of Directors (the “Board” or “Board of Directors”) of our General Partner until the limited partners’ annual meeting in 2013 and until their successors are duly elected and qualified;

2.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

3.
To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement; and

4.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

Record Date, Voting and Quorum

The Board of Directors of the General Partner has fixed the close of business on April 23, 2013 as the record date (the “Record Date”) for the determination of limited partners entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only limited partners of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.  As of the close of business on the Record Date, there were 23,179,542 outstanding limited partnership units of the Company, no par value, and 6,939,647 outstanding Class B common units, no par value (collectively, the “LP Units”).  Each LP Unit entitles the holder thereof to cast one vote on each matter submitted for a vote of the limited partners at the Meeting.  The Class B common units have the same rights as the common units, except that they may not be sold in the public market until the capital account allocable to such Class B common units is equal to the capital account allocable to the common units. There was no other class of voting securities of the Company outstanding on the Record Date.  The presence, in person or by proxy, of the holders of a majority of the outstanding LP Units is required for a quorum.  The directors must be elected by the holders of a plurality of LP Units present at the meeting.

LP Units that are voted “FOR” a proposal or marked “WITHHOLD” are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as LP Units entitled to vote at the Meeting with respect to such proposal.

Treatment and Effect of Abstentions and “Broker Non-Votes”

Broker “non-votes” are included for purposes of determining whether a quorum of LP Units is present at the Meeting.  A broker “non-vote” occurs when a nominee holding LP Units for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  An abstention or broker “non-vote” will not be considered a vote cast.  Accordingly, abstentions or broker “non-votes” will not be included in the tabulation of the voting results and will have no effect on the approval of any proposal at the Meeting.

Voting of Proxies; Revocability of Proxies

The Board of Directors is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your LP Units at the Meeting in the manner you direct.  You may vote for all, some or none of the director nominees.  All valid proxies received prior to the Meeting will be voted.  All LP Units represented by a proxy will be voted, and where a limited partner specifies by means of the proxy a choice with respect to any matter to be acted upon, the LP Units will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the LP Units will be voted in accordance with the Board’s recommendations.  A limited partner giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the General Partner a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person.  The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying notice and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying notice.

Your vote is very important to us regardless of the number of LP Units you own.  A plurality of the votes cast will be sufficient to elect the five (5) director nominees. The affirmative vote of a majority of the total votes cast, in person or by proxy, on the proposal is required to approve Proposal No. 2, to approve the advisory resolution regarding the compensation of the Company’s named executive officers.  For Proposal No. 3, the option receiving the most votes will be the option that has been selected by the stockholders as to the advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement.  Whether or not you are able to attend the Meeting in person, please complete, sign and date the enclosed proxy card and return it as soon as possible or submit your proxy by telephone or over the Internet following the instructions on the proxy card.  Granting a proxy will not limit your right to vote in person if you wish to attend the Meeting and vote in person.  Your prompt cooperation will be greatly appreciated.

Attendance at the Meeting

Only holders of LP Units, their proxy holders and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your LP Units through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned LP Units of the Company as of the Record Date as acceptable proof of ownership.

No Right of Appraisal

Neither the Delaware Limited Partnership Act nor the Company’s Limited Partnership Agreement (the “Partnership Agreement”) provides for appraisal or other similar rights for dissenting unitholders in connection with any the proposal to be voted upon at the Meeting.

Costs of Solicitation

The cost of soliciting proxies will be borne by the Company. Such costs include the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of LP Units.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the General Partner and may be made in person or by telephone.  No additional compensation will be paid to any director, officer or employee of the General Partner for such solicitation.

In addition, the Company has retained the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your LP Units.

The notice and proxy statement are first being mailed to our limited partners on or about April 30, 2013.

After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card.  If you elect to submit your proxy by telephone or via the Internet, you will need to provide the control number set forth on the enclosed proxy card.

ELECTION OF DIRECTORS

The nominees listed below have been nominated to serve as directors of the General Partner until the 2014 annual meeting of limited partners (subject to their respective earlier removal, death or resignation) and until their successors are elected and qualified.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

Information with Respect to Director Nominees

Set forth below are the names, ages, business background and qualifications of the Company’s directors and their principal occupations at present and for the past five years.  Except as otherwise stated below, there are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company is listed on the New York Stock Exchange (“NYSE”) under the symbol SPLP and the Board has adopted independence standards for directors that conform to the standards required by the NYSE for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that each of Messrs. Bergamo, McNiff, Mullen and Tessler and General Neal, if elected, will be independent.  All of the directors have served in such capacity since 2009.

Name	Age	Position

Warren G. Lichtenstein	47	Executive Chairman

Jack L. Howard	51	President, Director

Anthony Bergamo(1)(2)(3)(6)	66	Director

John P. McNiff(1)(4)(5)(6)	52	Director

Joseph L. Mullen(1)(2)(6)(7)	66	Director

General Richard I. Neal(1)(2)(4)	70	Director

Allan R. Tessler(1)(4)	76	Director

_______________

(1)	Independent Director.

(2)	Member of Audit Committee.

(3)	Chairman of Audit Committee.

(4)	Member of Corporate Governance and Nominating Committee.

(5)	Chairman of Corporate Governance and Nominating Committee.

(6)	Member of Compensation Committee.

(7)	Chairman of Compensation Committee.

Anthony Bergamo has been a member of our Board of Directors since July 15, 2009.  Mr. Bergamo held various positions with MB Real Estate, a property development and management company based in New York City and Chicago, since April 1996, including the position of Vice Chairman since May 2003.  Mr. Bergamo served as Managing Director with Milstein Hotel Group, a hotel operator, since April 1996.  He has also served as the Chief Executive Officer of Niagara Falls Redevelopment, LLC, a real estate development company, since August 1998.  Mr. Bergamo was a director of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, from May 2002 until December 2006, at which time such company was sold to a private equity fund.  At the time of such sale, Mr. Bergamo was the Chairman of the Audit Committee of Lone Star Steakhouse & Saloon, Inc.  He has also been a director since 1995, a Trustee since 1986 and currently is Chairman of the Audit Committee and a member of the Executive and Compensation Committees of Dime Community Bancorp.  Mr. Bergamo is also the Founder of the Federal Law Enforcement Foundation, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters, and has served as its Chairman since 1988.  Mr. Bergamo serves on the New York State Commission for Sentencing Reform, is a Board Member of New York Off-Track Betting Corporation and serves on the New York State Judicial Screening Committee.  Mr. Bergamo serves as Chairman of the Audit Committee of the Board of Directors.  He earned a B.S. in History from Temple University, and a J.D. from New York Law School.  He is admitted to the New York, New Jersey and Federal Bars, the US Court of Appeals and the US Supreme Court.  Mr. Bergamo’s qualifications to sit on our Board of Directors include his broad experience as chief executive officer and operating officer of public and private companies and his more than fifteen years of service on boards of public companies and various public service organizations.

John P. McNiff has been a member of our Board of Directors since July 15, 2009.  Mr. McNiff co-founded Mera Capital, an investment fund, in 2007.  He has been chairman of Discovery Capital Management, LLC, a fund of funds, since 2004.  Mr. McNiff has served as a director of ICM Insurance, a New York corporation, since 1999.  In 1993, Mr. McNiff co-founded Longwood Investment Advisors, Inc., a Pennsylvania corporation, and served as President from 1993 until 2005.  In 1991, Mr. McNiff also co-founded Radnor Holdings Corporation, a diversified chemical manufacturer, and served as its Senior Vice President, from 1991 until 2004.  From 1988 until 1991, Mr. McNiff served as Vice President of Corporate Development of Airgas, a publicly traded New York Stock Exchange company.  From 1986 until 1988, Mr. McNiff was an associate at the law firm of Davis Polk & Wardwell.  Mr. McNiff has served on the boards of Colonial Penn Insurance Company, Lincoln Mortgage Company, Chartwell Investment Partners, Radnor Holdings Corporation, Insurance Capital Management, Cooke & Bieler, and Alliance Healthcare.  He holds a B.A. from Yale University and a J.D. from New York University School of Law.  Mr. McNiff is qualified to serve on our Board of Directors due to his extensive knowledge of securities law and financial management and his service on numerous boards.

Joseph L. Mullen has been a member of our Board of Directors since July 15, 2009.  Mr. Mullen served as a director of our predecessor entity WebFinancial Corporation (“WebFinancial”) from 1995 until December 2008.  Since January 1994, Mr. Mullen has served as Managing Partner of Li Moran International, Inc., a management consulting company, and has functioned as a senior officer overseeing the merchandise and marketing departments for such companies as Leewards Creative Crafts Inc. and Office Depot of Warsaw, Poland.  Mr. Mullen’s qualifications to sit on our board include his experience as a member of various audit committees, including membership on the audit committee of WebFinancial, as well as over 20 years experience working with various banks and retailers and as vice president of Hills Department Stores with line item responsibility.

General Richard I. Neal has been a member of our Board of Directors since July 15, 2009.  General Neal became President of Sisvel US, Inc. in 2010 and has served as President of Audio MPEG since 2003; both companies license intellectual property.  Additionally, General Neal was President of IP Global and Safer Display, both intellectual property licensing companies.  He was the Senior Mentor for the United States Marine Corps for five years and has been a Senior Fellow for the National Defense University since his retirement from the Marines Corps in 1998.  General Neal currently serves as a director of Humanetics Corporation and is a Trustee for Norwich University.  He was recently selected to be a Senior Fellow for the Institute for Defense and Business.  He was a director for United Industrial Corporation and for AgustaWestland Inc.  Following graduation from Northeastern University in 1965, he was commissioned as a Second Lieutenant in the Marine Corps.  For the next thirty-five years, General Neal commanded at every level within the Marine Corps; battery, battalion, brigade and as the Second Marine Division Commander.  He served two tours in the Republic of Vietnam.  During Operation Desert Storm, General Neal served as the Director of Operations for U.S. Central Command and was also responsible for briefing the international press on the war.  Before his retirement in 1998, General Neal’s last assignment was as the Assistant Commandant of the Marine Corps.  General Neal holds a B.S. in History and Education from Northeastern University, and a M.Ed. from Tulane University and is a graduate of the National War College.  General Neal’s unique experience in negotiating licensing agreements, developing financial settlements, and collecting and distributing royalties, along with his experience as Chairman of the 38-member Board of the Military Officers Association of America that represents a membership of 375,000 and is intimately involved in governance issues and policy development, make General Neal qualified to serve on our Board of Directors.

Allan R. Tessler has been a member of our Board of Directors since July 15, 2009.  Mr. Tessler has served as the Chairman and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987.  Mr. Tessler served as Chief Executive Officer of Epoch Holding Corporation, a NASDAQ-listed investment management company, from February 2000 until June 2004, and has served as Chairman of the Board since May 1994.  Previously, he was Co-Chairman and Co-Chief Executive Officer of Interactive Data Corporation (formerly Data Broadcasting Corporation), a securities market data supplier, from June 1992 until February 2000.  Mr. Tessler was co-founder and Chairman of the Board of Enhance Financial Services, Inc., a public insurance holding company, from 1986 until 2001, and was Chairman of the Board of Great Dane Holdings Inc., a private diversified holding company, from 1987 until 1996.  He presently is lead director of Limited Brands, Inc. and director of TD Ameritrade Holding Corporation.  He serves as Chairman of the Board of Trustees of the Hudson Institute and is a member of the Board of Governors of the Boys & Girls Clubs of America.  Mr. Tessler received his undergraduate degree from Cornell University and L.L.B. from Cornell University Law School.  As a result of his broad business experience and financial expertise, together with his involvement in various public policy issues, we believe Mr. Tessler is qualified to serve on our Board of Directors.

Additional Directors

In addition to the nominees listed above, pursuant to the Fourth Amended and Restated Management Agreement (the “Management Agreement”), dated as of May 11, 2012, by and between the Company and SP General Services LLC (“SPGS”), Steel Partners has designated Warren G. Lichtenstein and Jack Howard to serve as directors of the General Partner effective as of the date of the Meeting.

Warren G. Lichtenstein has served as our Chairman of the Board since July 15, 2009.  He served as our Chief Executive Officer from July 15, 2009 until February 26, 2013, at which time he became our Executive Chairman.  He has served as Chairman of the Board of Handy & Harman Ltd. (formerly known as WHX Corporation) (“HNH”), a NASDAQ-listed, Delaware corporation in which the Company has a majority ownership interest, since July 2005.  Mr. Lichtenstein is the Chairman and Chief Executive Officer of SPGS and has been associated with SPGS and its affiliates since 1990.  He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP (“SPCA”), a private equity partnership investing in China.  He also co-founded Steel Partners II, L.P. (“SPII”), a private investment partnership that is now a wholly-owned subsidiary of the Company, in 1993.  Mr. Lichtenstein has served as a director of GenCorp Inc., a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  Mr. Lichtenstein also served as the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc. (“SPAH”), a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  He has served as a director of SL Industries, Inc. (“SLI”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is listed on NYSE Amex, since March 2010.  He previously served as a director (formerly Chairman of the Board) of SLI from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005.  Mr. Lichtenstein has served as a director (currently Chairman of the Board) of Steel Excel, a company whose business currently consists of a sports-related segment and an oilfield services segment, since October 2010.  He served as a director of our predecessor, WebFinancial, a consumer and commercial lender, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003.  Since March 2013 he has served as Chairman of ModusLink Global Solutions, Inc (“ModusLink”), a NASDAQ company providing customized supply chain management services to the world’s leading high technology companies.  From May 2001 to November 2007, Mr. Lichtenstein served as a director (formerly Chairman of the Board) of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc.  He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008.  Mr. Lichtenstein served as a director of the NASDAQ-listed Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006.  We believe Mr. Lichtenstein is qualified to serve as Chairman of the Board due to his expertise in corporate finance, record of success in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

Jack L. Howard has served as our President since July 15, 2009 and has been a member of our Board of Directors since October 18, 2011.  He also served as the Company’s Assistant Secretary from July 15, 2009 until September 19, 2011 and as the Company’s Secretary from September 19, 2011 until January 2012. He has been a registered principal of Mutual Securities, Inc., a Financial Industry Regulatory Authority registered broker-dealer, since 1989.  Mr. Howard is the President of SPGS and has been associated with SPGS and its affiliates since 1993.  Mr. Howard co-founded SPII in 1993.  Mr. Howard has been a director of HNH since July 2005, Vice Chairman of the Board since March 2012 and principal executive officer since January 2013.  He has been a director of Steel Excel since December 2007.  Mr. Howard has also served as a director of DGT Holdings Corp. (“DGT”), currently a real estate company, with plans to redeploy its working capital and maximize the potential tax benefits of its federal tax loss carryforwards, since September 2011.  Mr. Howard served as Chairman of the Board of our predecessor, WebFinancial, from June 2005 to December 2008, as a director from 1996 to 2008 and its Vice President from 1997 to 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of WebFinancial.  Mr. Howard served as a director of SPAH from February 2007 until June 2007, and was Vice-Chairman from February 2007 until August 2007.  He also served as Chief Operating Officer and Secretary of SPAH from June 2007 and February 2007, respectively, until October 2009.  He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.  We believe Mr. Howard is qualified to serve as a member of the Board due to his financial expertise and record of success as a director, chairman and top-level executive officer of numerous public companies.

Board Committees and Meetings

The Board met on six occasions during the year ended December 31, 2012 and acted by written consent on two occasions.  Each of the directors attended at least 75% of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which he served.  The members of the Board then serving as directors, with one exception who attended by telephone, attended the 2012 annual meeting of the Company’s limited partners in person.  Our policy is that our Board members are expected to attend each annual meeting.

There are three principal committees of the Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

Audit Committee

The General Partner has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has a charter, a current copy of which is available on the Company’s website, www.steelpartners.com.  The members of the Audit Committee are Anthony Bergamo, Joseph L. Mullen, and General Richard I. Neal.  Each of Messrs. Bergamo, Mullen, and General Neal are non-employee members of the Board of Directors.  After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the General Partner that might affect their independence from the General Partner, the Board of Directors has determined that (i) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (ii) all current Audit Committee members are financially literate, and (iii) Mr. Bergamo, who is independent, qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.  The Audit Committee met eight times during the fiscal year ended December 31, 2012, and did not act by written consent.

Corporate Governance and Nominating Committee

The General Partner has a separately standing Corporate Governance and Nominating Committee (“Nominating Committee”).  The Nominating Committee has a charter, a current copy of which is available on the Company’s website, www.steelpartners.com.   The current members of the Nominating Committee are John P. McNiff, General Richard I. Neal, and Allan R. Tessler. Each of Messrs. McNiff and Tessler and General Neal are non-employee members of the Board.  The Nominating Committee evaluates and recommends to the full Board for their selection, nominees for directors.  The Nominating Committee Charter provides that the Nominating Committee may delegate certain duties to a consultant and/or advisor.  The Nominating Committee met one time during the fiscal year ended December 31, 2012, and did not act by written consent.

Compensation Committee

The Company has a separately standing Compensation Committee.  The Compensation Committee has a charter, a current copy of which is available on the Company’s website, www.steelpartners.com.  The current members of the Compensation Committee are Anthony Bergamo, John P. McNiff, and Joseph L. Mullen.   The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor.  The Compensation Committee met one time during the fiscal year ended December 31, 2012, and did not act by written consent.

Director Independence

The LP Units are listed on the NYSE and the Board has determined that Messrs. Bergamo, McNiff, Mullen and Tessler, and General Neal are “independent” as defined in the currently applicable listing standards of the NYSE.  The NYSE’s listing standards require that all listed companies have a majority of independent directors.  For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates.  In accordance with the NYSE listing standards, the Board has affirmatively determined that each of Messrs. Bergamo, McNiff, Mullen and Tessler, and General Neal have no material relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Nominating Process

The Nominating Committee of the Board, which is comprised solely of independent directors, selects, or recommends for the full Board’s selection, all director nominees.

The Nominating Committee identifies director candidates through recommendations made by Board members, management, unitholders and others.  At a minimum, a nominee to the Board should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity.  Recommendations are developed based on the nominee’s knowledge and experience in a variety of fields, as well as research conducted by the Company’s staff and outside consultants at the Nominating Committee’s direction.

Any unitholder recommendation should be directed to Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York, 10022, attention Corporate Secretary, and should include the candidate’s name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve.  Unitholder recommendations must also comply with the notice provisions contained in the Partnership Agreement in order to be considered.  Current copies of the Partnership Agreement are available at no charge on the Company’s website at www.steelpartners.com.

Procedures for Contacting Directors

The Company has adopted a procedure by which unitholders and the general public may send communications, as defined within Item 407(f) of Regulation S-K, to one or more directors by writing to such director(s) or to the entire Board, care of the Corporate Secretary, Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York, 10022.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

The Board’s Leadership Structure

The Board of Directors is currently comprised of seven members, five of whom are elected annually by our unitholders and two of whom are appointed by SPGS (the “Manager”).  Warren G. Lichtenstein, the Chairman and Chief Executive Officer of our Manager, has served as the Chairman of the Board of Directors and Chief Executive Officer since July 15, 2009.  We determined it was in the Company’s best interest to combine the roles of Chairman and Chief Executive Officer to ensure a strong leadership for the Board, particularly since SPGS is tasked with the day-to-day management of the Company.  We do not have a Lead Independent Director.  Rather, the Company’s five independent directors, who are the sole members of the Audit, Compensation and Nominating Committees, provide strong independent leadership for each of those three committees.  The independent directors meet in executive session from time to time, as deemed appropriate in their discretion, in their various capacities, and as the Audit Committee, the three independent directors meet in executive sessions with our outside auditors on a regular basis. At each such meeting of the independent directors, in lieu of having a Lead Independent director, the directors rotate the presiding position among the chairs of the board committees.

The Board’s Role in Risk Oversight

The Company is managed by SPGS, pursuant to the terms of an amended and restated management agreement, or the “Management Agreement” discussed in further detail in the section entitled “Executive Compensation - The Management Agreement.”  From its founding in 1990, the Manager and its affiliates have created significant increases in value for investors in the entities it has managed, including the Company and SPII.  Since the Company’s day-to-day business affairs are managed by our Manager, the Company does not have any employees.

The Board is actively involved in overseeing the Company’s risk management processes.  The Board focuses on the Company’s general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management.  Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the Company’s businesses, and the Board and management actively engage in discussion on these topics.

Each of the Board’s committees considers risk within its area of responsibility.  For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of the Company’s risk-related internal controls.  The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to appropriately reward executives for growth without undue risk taking.

Code of Ethics

The General Partner has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of its directors, officers and employees.  The Code of Conduct is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) compliance with applicable governmental laws, rules and regulations, (iii) the prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct, and (iv) accountability for adherence to the Code of Conduct. The Code of Conduct is available on the Company’s website at www.steelpartners.com.  Amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.steelpartners.com.

Corporate Governance Guidelines

We have adopted a set of corporate governance guidelines that applies to all of our directors, officers, employees and representatives. Our Corporate Governance Guidelines are available on our website at www.steelpartners.com.

Information with Respect to Executive Officers

The names, offices held and ages of the executive officers of the General Partner who are not also directors are set forth below.

Name	Age	Position

James F. McCabe, Jr.	50	Chief Financial Officer

Leonard J. McGill	55	Senior Vice President, General Counsel, and Secretary

In addition to the executive officers listed above, Warren G. Lichtenstein is Executive Chairman.  Jack Howard is the President of the Company.  Please see above for biographical information of Warren G. Lichtenstein and Jack Howard.

James F. McCabe, Jr. has been our Chief Financial Officer since October 18, 2011 and President of SP Corporate Services LLC (“SP Corporate”), which is a subsidiary of our subsidiary, SPH Services, Inc. (“SPH Services”), since January 2012.  He has been the Senior Vice President of each of HNH and Handy & Harman (“H&H”), since March 2007, and Chief Financial Officer of HNH, since August 2008, and holds similar positions in substantially all of HNH’s subsidiaries.  From July 2004 to February 2007, Mr. McCabe served as Vice President of Finance and Treasurer, Northeast Region, of American Water Works Company.  From August 1991 to September 2003, he was with Teleflex Incorporated, a NYSE-listed  diversified global industrial company, where he served in senior management positions including President of Teleflex Aerospace, President of Sermatech International, Chief Operating Officer of Sermatech International, President of Airfoil Technologies International and Chief Financial Officer of Teleflex Aerospace.

Leonard J. McGill joined Steel Partners LLC (“SPLLC”) in November 2011, and was appointed Senior Vice President, General Counsel and Secretary of the General Partner and Senior Vice President, Chief Legal Officer and Assistant Secretary of HNH in January 2012. From May 2010 to October 2011 he was Senior Vice President, Secretary and General Counsel of Ameron International Corporation (“Ameron”), a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets that was traded on the NYSE until it was sold in October 2012.  Prior to joining Ameron, until April 2010, Mr. McGill was Senior Vice President, General Counsel and Secretary of Fleetwood Enterprises, Inc. (“Fleetwood”), a producer and distributor of recreational vehicles and manufactured housing. Fleetwood filed for Chapter 11 bankruptcy protection in May 2009. Prior to joining Fleetwood, Mr. McGill was of counsel to the international law firm of Gibson Dunn & Crutcher LLP. He is a graduate of the Georgetown University Law Center.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Executive Compensation

In this “Executive Compensation” section, all dollar amounts are in thousands, except for per share amounts and dollar amounts appearing in the “Summary Compensation” and “Director Compensation” tables and the footnotes thereto.

Compensation Discussion and Analysis

Overview

The following discussion of the Company’s compensation practices and philosophies and compensation earned relates to the following type of executive officers of the Company: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2012, (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for the fiscal year ended December 31, 2012; and (ii) the Company’s three most highly compensated executive officers, other than the Company’s principal executive officer and principal financial officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2012, of which there was one such individual.  We refer to these individuals collectively as our “named executive officers.”

Pursuant to the terms of the Management Agreement as discussed in further detail below, the Company’s day-to-day business affairs are managed by our Manager; accordingly, the Company does not have any employees and is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder.  Mr. McCabe is the Chief Financial Officer of the General Partner and an employee of SP Corporate, which is a subsidiary of our subsidiary, SPH Services.  Mr. McGill is the Senior Vice President and General Counsel of the General Partner and an employee of SPLLC, a wholly-owned subsidiary of our subsidiary, SPH Services.

Accordingly, the discussion that follows in this Compensation Discussion and Analysis principally relates only to the compensation policies, philosophies and decision making process for Messrs. McCabe and McGill, as the compensation of the Company’s other named executive officers is provided pursuant to the Management Agreement.

Compensation Philosophy

The goal of the Company’s compensation program through the Management Agreement is to build long-term value for the Company’s unitholders. In furtherance of this goal, the Compensation Committee has developed an executive compensation program designed to: (i) attract and retain a quality executive with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s diverse product offerings and global reach; (ii) link compensation to the achievement of both the Company and individual performance goals; and (iii) balance our executives’ motivation to achieve near-term corporate goals with consistent performance over the long-term, which the Company believes best correlates with the creation of long-term unitholder value.

Elements of Executive Compensation and How Each Relates to Overall Compensation Objectives

To achieve the above objectives, SPGS as the Manager, with oversight from the Compensation Committee, has developed a compensation program that includes:

•	Base salary;

•	Cash bonuses; and

•	Retirement, health and other benefits.

The elements are intended to reward the executives for building long-term unitholder value and achieving specified annual goals for personal and company-wide performance.

Base compensation.  Base salary payable to each executive is reviewed and approved annually by the Manager, and reported to the Compensation Committee, in accordance with the Management Agreement and the terms of Mr. McCabe’s employment agreement with SP Corporate.  The payment of base salary is intended to recognize particularly the experience, skills, knowledge and responsibility required of each of the executives.

Cash bonuses.  Cash bonuses are payable on a discretionary basis to Messrs. McCabe  and McGill, subject in the case of Mr. McCabe also to the terms of his employment agreement as discussed in further detail below.  The bonus system is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Retirement; heath and other benefits.  The Company provides payments for life, health and disability insurance and 401(k) matching contributions to Messrs. McCabe and McGill, as additional incentives to retain their employment.

Compensation Consultant

The Manager, with the consent of the Compensation Committee, engaged The Hay Group to assist it in reviewing and determining appropriate, competitive compensation for Messrs. McCabe and McGill and other senior employees of the Company whose services were not being provided pursuant to the Management Agreement.  The Manager and the Compensation Committee believe The Hay Group’s familiarity with the Company and its compensation policies allows The Hay Group to provide more meaningful insights to the Manager in setting, and the Compensation Committee in reviewing, compensation levels. The Hay Group also reviewed the design and competitiveness of the Company’s non-employee director compensation program. The Hay Group has continued to provide to the Company, at its request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In fiscal year 2012, The Hay Group did not provide any other services to the Company, although it provided similar services to HNH.

The Compensation Committee determined that the work of The Hay Group did not raise any conflicts of interest in fiscal 2012. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that The Hay Group does not provide any other services to the Company, the level of fees received from the Company as a percentage of The Hay Group’s total revenue, policies and procedures employed by The Hay Group to prevent conflicts of interest, and whether the individual Hay Group advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers.

The Hay Group provides the Manager and the Compensation Committee with external benchmarking data to establish competitive total compensation pay practices for each senior position. To generate this benchmarking data, The Hay Group utilizes broad market surveys of companies of the Company’s size and operating in similar geographic areas, but has not developed a specific peer group of companies that it reviews.  The Manager, in consultation with the Compensation Committee, evaluates our executives’ compensation on an annual basis and makes changes accordingly. The Manager also takes into consideration current economic conditions and the Company’s financial projections, as well as The Hay Group’s data, for each position being reviewed, including providing the 50th percentile of compensation for each such position across the companies represented in its surveys.

Although substantial portions of the Company’s compensation program are performance-based, the Committee does not believe that the risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s Vice President of Human Resources (the “VP of HR”) and the Manager evaluated, and reported to the Compensation Committee, the risk profile of the Company’s compensation programs and policies. In performing this evaluation, the VP of HR and the Manager looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, and the Compensation Committee’s discretion in making individual awards and caps on individual compensation awards.

Role of Executives in Establishing Compensation

Messrs. McCabe and McGill and our Executive Chairman and President, other members of management (particularly the VP of HR), and Compensation Committee members discuss the Company’s compensation issues and the performance and retention of its named executive officers. The VP of HR typically discusses compensation recommendations with other senior executives, and then presents recommendations as well as materials from The Hay Group to the Executive Chairman and President, who then make final determinations on compensation levels in their capacities as executives of the Manager. The action of the Manager is then communicated to the Compensation Committee, which provides general oversight for the program.

Certain members of the executive management team, including Messrs. McCabe and McGill and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate.

Factors Considered in Determining the Amount of Each Element of Compensation

The level of overall compensation is reviewed by the Manager and the Compensation Committee in accordance with the Management Agreement not less than annually.  The factors considered in determining base pay of each named executive include those related both to overall performance of the Company and the individual performance of each named executive. In determining annual base salary levels, consideration is also given to comparable compensation data for individuals holding similarly responsible positions at other companies, as reported by The Hay Group.  Any bonuses are payable at the discretion of the Manager, and are not subject to the achievement of any specific performance targets or personal objectives.  Mr. McCabe has a target to the effect that his bonuses will equal 100% of his salary, and Mr. McGill has a target of 75% of salary.  Of these bonus targets, it is generally anticipated by the Manager that 70% will be comprised of short-term cash incentives and 30% shall be provided in the form of long-term equity compensation.

The Company does not have an equity compensation program at present, and therefore to provide long-term incentive compensation to the Company’s executives, the Manager has requested the approval of the compensation committees of the boards of directors of certain affiliated companies supported by SPH Services for the issuance of restricted stock by such affiliates to each of Messrs. McCabe and McGill, and to other executives.

Overview of the Management Agreement

Until December 31, 2011, SPLLC was the manager of our Company.  Effective January 1, 2012, SPLLC assigned its interest as the Manager to SPGS, formerly an affiliate of SPLLC.

Since our Management Agreement, which is described in greater detail below, provides that the Manager is responsible for managing our affairs, our executive officers who are employees of the Manager or one or more of its affiliates, do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers.  Accordingly, the Manager has informed us that it cannot identify the portion of the compensation awarded to our executive officers by the Manager that relates solely to their services to us, as the Manager does not compensate its employees specifically for such service.

Under the Management Agreement, the Manager receives a quarterly Management Fee at the annual rate of 1.5% of total partner’s capital, payable on the first day of each quarter and subject to quarterly adjustment plus certain incentive compensation.  Prior to January 1, 2012, the Manager received a monthly Management Fee at a rate of 1.5% per annum payable monthly.  Until such time as the common units were listed on a national securities exchange, the Management Fee was calculated based on the sum of the net asset value of the common units and any amounts in the deferred fee accounts as of the last day of the prior calendar month.  Thereafter, the Management Fee was to be based on the sum of the market capitalization of the Company and any amounts in the deferred fee accounts as of the last day of the prior calendar month.  Warren G. Lichtenstein, our Executive Chairman, is the Chief Executive Officer of the Manager.  Jack L. Howard, our President, is also President of the Manager.

Prior to January 1, 2012, the services of James F. McCabe, Jr. were provided to us pursuant to an arrangement with HNH.  HNH cannot identify the portion of compensation awarded to Mr. McCabe by HNH that relates solely to us, as HNH does not compensate its employees specifically for such services.  Effective January 1, 2012, Mr. McCabe became an employee of SP Corporate, which is a subsidiary of our subsidiary, SPH Services.  SPH Services was created to consolidate the executive and corporate functions of the Company and certain of its affiliates, including SP Corporate and SPLLC, to provide such services to other companies.

Prior to January 1, 2012, Leonard J. McGill was an employee of SPLLC. Effective January 1, 2012, SPLLC became a wholly-owned subsidiary of SPH Services. SPLLC cannot identify the portion of compensation awarded to Mr. McGill that relates solely to us, as SPLLC does not compensate its employees specifically for such services.

In addition to serving as executive officers of the Company, Mr. Lichtenstein and Mr. Howard serve as directors of the Company’s subsidiaries HNH, Steel Excel and DGT, for which they receive compensation. Such compensation is described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Base Compensation.”

The Management Agreement

Under the Management Agreement, subject to the supervision of the Board, the Manager provides management services, including providing the services of the Executive Chairman and President of the General Partner, to the managed entities, which includes: (i) us, (ii) SPII, and (iii) certain entities that the Manager designates as a managed entity from time to time.

On November 23, 2011, the Company entered into the Third Amended and Restated Agreement of Limited Partnership of the Company, dated as of July 14, 2009, to amend the existing limited partnership agreement to provide, among other things, for the incentive compensation to be paid to Manager pursuant to the Third Amended and Restated Management Agreement.

On May 10, 2012, the Company, SPH Group LLC, a wholly owned subsidiary of the Company, and SPGS entered into that certain Fourth Amended and Restated Management Agreement, effective as of January 1, 2012, to clarify the manner in which the annual incentive fee is calculated.

Duties of the Manager

Pursuant to the terms of the Management Agreement, the Manager is responsible for the day-to day operations of the managed entities including, but not limited to:

•	acting as a consultant with respect to the periodic reviews of the managed entities’ business;

•	investigating, analyzing and implementing business opportunities for the managed entities;

•	negotiating with any and all counterparties with respect to business opportunities for the managed entities;

•	entering into agreements on behalf of the managed entities;

•	engaging independent contractors on behalf of the managed entities, including accountants, legal counsel, administrators and custodians;

•	providing executive and administrative personnel, office space and office services required to perform its obligations under the Management Agreement;

•	communicating with equity or debt interest holders in the managed entities;

•	counseling the managed entities in connection with policy decisions to be made by the Board of Directors or the relevant management team of the managed entities;

•	monitoring and reporting to the Board of Directors on the performance of the managed entities;

•
handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which managed entities are involved arising out of the day-to-day operations of the managed entities;

•	performing any other services in relation to the managed entities as the Board of Directors may from time to time reasonably request;

•
appointing such other service providers, including any affiliates of the Manager, to provide services to the managed entities provided that if such services relate to services to be performed by the Manager under the Management Agreement and in respect of which Steel Partner receives the Management Fee, then the Manager must give prompt notice of such appointment to the independent directors of the Board of Directors;

•
retaining, for and on behalf of, and at our sole cost and expense of, or the managed entities, such accountants, legal counsel, appraisers, insurers, brokers, transfer agents registrars, developers, investment banks, financial advisors, banks and other lenders as it deems necessary or advisable and we or the managed entities will reimburse the Manager or its affiliates performing such services for the cost and expenses thereof, provided that such costs and reimbursements to affiliates of the Manager are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; and

•
preparing or causing to be prepared such reports, financial or otherwise, with respect to us or the managed entities as may be reasonably required by the Board of Directors or required by law or regulation.

The Manager is not obligated to expend money in connection with the performance of its obligations in excess of any money available in any of our accounts or made available by the managed entities.  Officers and other personnel of the Manager are entitled to serve as officers or personnel of the managed entities.

Devotion of Time and Additional Activities

The Manager must devote such time and personnel to the management of the managed entities as it reasonably deems necessary and appropriate from time to time.  The Manager may provide services similar or identical to those it provides to us to other persons and entities including to those whose business is substantially similar to the managed entities.

The Manager and its members, officers, employees, agents and affiliates are not prevented from buying, selling or trading for its or their own account.  The Manager and any person affiliated or associated with the Manager may contract and enter into transactions with the managed entities, and any unitholder, or any person the securities of which are held by or for the account of the managed entities, may be interested in any such transactions, except to the extent prohibited by applicable law.

Restrictions

The Manager may not, without the consent of the independent directors of the Board of Directors, consummate any transaction on behalf of the managed entities which would involve the purchase or sale by any of the managed entities of any interest or asset in which the Manager has a direct or indirect ownership interest or as would constitute an actual or potential conflict of interest for the Manager.

Term and Termination

The Management Agreement will continue until December 31, 2013 and will be automatically renewed thereafter for successive one-year terms unless otherwise determined at least 60 days prior to each renewal date by a majority of the independent directors.

We may terminate the Management Agreement effective upon 30 days’ prior written notice of termination from us to the Manager if (i) the Manager materially breaches any provision of the Management Agreement and such breach continues for a period of more than 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (ii) the Manager engages in any act of fraud, misappropriation of funds, or embezzlement against any managed entity, (iii) there is an event of gross negligence or willful misconduct on the part of the Manager in the performance of its duties under the Management Agreement, (iv) there is a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, (v) there is a dissolution of the Manager, or (vi) there is a change of control of the Manager, not consented to by us pursuant to the Management Agreement.

The Manager may terminate the Management Agreement effective upon 60 days’ prior written notice of termination to us in the event that the managed entities default in the performance or observance of any material term, condition or covenant contained in the Management Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

The Manager may terminate the Management Agreement in the event any of the managed entities becomes regulated as an “investment company” under the Investment Company Act of 1940, as amended, with such termination deemed to have occurred immediately prior to such event.

The Manager may terminate the Management Agreement at any time immediately effective upon written notice of termination to us in the event that the election of the majority of the members of the Board of Directors that were originally elected and approved by the Manager no longer constitute a majority of the members of the Board of Directors, unless their replacements or successors were approved by the Manager.

Management Fees and Incentive Compensation

We rely significantly on the resources and personnel of the Manager to conduct our operations.  For performing services under the Management Agreement, the Manager receives a Management Fee and incentive compensation based on our performance.  The Manager also receives reimbursements for certain expenses.

Management Fee

Effective January 1, 2012, the Manager receives a Management Fee at the annual rate of 1.5% of the total partner’s capital, payable on the first day of each quarter and subject to quarterly adjustment.  The Management Fee is calculated based on the total partners’ capital as of the last day of the most recently completed fiscal quarter.  Prior to January 1, 2012, the Management Fee was at a rate of 1.5% per annum payable monthly.  Until such time as the common units were listed on a national securities exchange, the Management Fee was calculated based on the sum of the net asset value of the common units and any amounts in the deferred fee accounts as of the last day of the prior calendar month.  Thereafter, the Management Fee was to be based on the sum of the market capitalization of the Company and any amounts in the deferred fee accounts as of the last day of the prior calendar month.

For the year ended December 31, 2012, the Manager earned a Management Fee of $7,412.  The Manager incurred $1,179 of reimbursable expenses for the year ended December 31, 2012 in connection with its provision of services under the Management Agreement.

The Manager will compute each installment of the Management Fee as of the last day of the immediately preceding quarter with respect to which the Management Fee is due.  A copy of the computations made by the Manager to calculate such installment is to promptly be delivered to the Audit Committee of the Board of Directors for informational purposes only.  At the request of the Manager, we are to, from time to time, advance to the Manager or its designees the amount of any Management Fee for such quarter based on the Manager’s good faith estimate of the Management Fee for the quarter pending the final determination of the Management Fee for such quarter.  Upon such delivery of the final computation of the Management Fee for that quarter, after taking into account any advances to the Manager or its designees, the amount due (i) to the Manager or its designees by us or (ii) to us by the Manager or its designees is to be paid no later than the first day of the next fiscal quarter following the fiscal quarter in which the final Management Fee computation was delivered to us.  Prior to January 1, 2012, each installment of the Management Fee was computed on a monthly basis.

Any services provided by an affiliate of the Manager or any officers or employees thereof (other than services specifically required to be provided by the Manager pursuant to the Management Agreement), to other than the managed entities will be provided under a separate agreement.

Reimbursement of Expenses

We or the managed entities will bear (or reimburse the Manager or its designees with respect to) all reasonable costs and expenses of the managed entities, the Manager, the General Partner or their affiliates, including but not limited to: legal, tax, accounting, auditing, consulting, administrative, compliance, investor relations costs related to being a public entity rendered for the managed entities or the General Partner as well as expenses incurred by the Manager and the General Partner which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement and certain other expenses incurred by managers, officers, employees and agents of the Manager or its affiliates on behalf of the managed entities.

The Manager will prepare and deliver from time to time a statement documenting the expenses of the managed entities and the expenses incurred by the Manager on behalf of the managed entities.  The managed entities must reimburse expenses incurred by and payable to the Manager within 30 days following the date of delivery of such statement.

Incentive Compensation

Effective January 1, 2012, the Manager was granted incentive units which entitle the Manager to receive Class B common units of the Company, which Class B common units have the same rights as the common units, except that they may not be sold in the public market until the capital account allocable to such Class B common units is equal to the capital account allocable to the common units.  The number of incentive units granted is equal to 100% of the sum of the common units outstanding and the number of notional units used to determine the deferred fee accounts in accordance with the Deferred Fee Agreement (as herein defined), each as of January 1, 2012.  On the last day of each fiscal year the Company will issue to the Manager Class B common units, on a fully diluted basis.  The Manager shall receive Class B common units, determined as of the last day of each fiscal year of the Company, representing 15% of the increase in the  volume-weighted average unit price (“VWAP”)  as calculated for the 20 trading days prior to each year end.  If the VWAP does not increase the Manager shall not receive Class B common units until there is an increase at the end of a fiscal year. The Company shall make any adjustment that it determines is equitably required by reason of the raising of new capital, including, without limitation, adding such new capital to the baseline equity value per common unit to the extent that the issue price of the new common units exceeds the baseline equity value per common unit.

If any issuance of common units, options, convertible securities or any other right to acquire common units by us results in an increase in the number of common units outstanding on a fully diluted basis as compared to the number outstanding as of the date of the most recent issuance (or, in the case of the first issuance, since the initial incentive unit grant date), the Manager will be issued additional incentive units so that as of the grant date of the additional incentive units, after taking into account the number of outstanding common units on a fully diluted basis and all incentive units granted since the initial incentive units grant date, the Manager holds outstanding incentive units (in the aggregate) equal to 100% of the sum of the common units outstanding and the number of notional units used to determine the deferred fee accounts in accordance with the Deferred Fee Agreement, on a fully diluted basis.  Each additional incentive unit shall otherwise be subject to the same terms as the incentive units, unless the Manager otherwise agrees.

Prior to January 1, 2012, the Manager had been granted options to purchase an aggregate of 4,973,863 common units.  The Manager was initially granted an option to purchase 4,965,690 common units, which is equal to 15% of the sum of the common units outstanding and the number of notional units used to determine the deferred fee accounts in accordance with that certain Second Amended and Restated Deferred Fee Agreement, effective as of July 15, 2009, between us and WGL Capital Corp. (“WGL”), a subsidiary of Steel Partners, Ltd. (“SPL”) and an affiliate of the Manager, or the “Deferred Fee Agreement”, each as of July 15, 2009, on a fully diluted basis.   Mr. Lichtenstein is the Chief Executive Officer and a shareholder in SPL. The options had an initial per common unit exercise price of $31.81, which is subject to adjustment for any cash distributions, any distributions-in-kind and the release of any reserves by Steel Partners II (Onshore) LP (“SPII Onshore”) to its former limited partners.  The exercise price decreased by $1.95 per unit to $29.86 for the April 1, 2010 common unit distribution and further decreased by $1.18 per unit to $28.68 for the April 6, 2011 common unit distribution.  On March 21, 2011, the Manager was granted an additional (i) option to purchase 5,671 common units at an exercise price of $16.89, per common unit, as based on the net asset value of the common units as of June 30, 2010 and the exercise price decreased by $1.18 per unit to $15.71 for the April 6, 2011 common unit distribution, (ii) option to purchase 1,291 common units at an exercise price of $18.80, per common unit, as determined based on the net asset value of the common units as of September 30, 2010 and the exercise price decreased by $1.18 per unit to $17.62 for the April 6, 2011 common unit distribution, and (iii) option to purchase 1,211 common units at an exercise price of $20.03, per common unit, as determined based on the net asset value of the common units as of December 31, 2010 and the exercise price decreased by $1.18 per unit to $18.85 for the April 6, 2011 common unit distribution.  Such options expired on December 31, 2011.

Employment Agreement

On February 1, 2007, James F. McCabe, Jr. entered into a one-year employment agreement with each of HNH and H&H, effective on March 1, 2007, and which, by the terms of the employment agreement, will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement provides for an annual salary of no less than $300,000 and an annual bonus to be awarded at HNH’s sole discretion.  In addition, Mr. McCabe’s employment agreement provided for the grant of options to purchase 50,000 shares of HNH’s common stock upon HNH’s adoption of a stock option plan and registration of underlying shares by September 30, 2007, or alternatively 50,000 “phantom” options in lieu of such options if such a plan had not been adopted by such date.  HNH satisfied this obligation by granting Mr. McCabe an option to purchase 50,000 shares of HNH’s common stock on July 6, 2007 at an exercise price equal to $9.00.  Effective November 24, 2008, the outstanding option to purchase shares of HNH’s common stock granted pursuant to Mr. McCabe’s employment agreement was adjusted pursuant to the 2007 Plan to reflect the reverse stock split by reducing the number of shares issuable thereunder to 5,000 and by increasing the exercise price of such option to $90.00 per share.

In addition, pursuant to Mr. McCabe’s employment agreement, he is entitled to four weeks paid vacation, health insurance coverage (if and to the extent provided to all of our other employees), life insurance, disability insurance and 401(k) benefits, if and to the extent provided to executives of either HNH or H&H.  Effective January 1, 2012, Mr. McCabe’s employment agreement was assigned to SP Corporate. See “Certain Relationships and Related Transactions.”  On May 10, 2012, the Company’s Board of Directors approved an increase in the salary paid by SP Corporate to Mr. McCabe, effective as of February 1, 2012, and at the same time it was agreed that Mr. McCabe would forfeit living and travel allowances previously provided pursuant to his employment agreement.  As a result, Mr. McCabe’s base salary is now $400,000 per year.

Potential Payments Upon Termination or a Change in Control

In the event that Mr. McCabe’s employment agreement is terminated without cause or he is given notice that the term of his employment agreement will not be extended, HNH will pay to Mr. McCabe, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of the greater of his then current annual base salary or his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits for up to a twelve (12) month period following termination, (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect and (iv) a car allowance for a one-year period after termination.  Mr. McCabe will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or HNH relocates more than 50 miles from its headquarters, as more specifically described in the employment agreement.  Effective January 1, 2012, SP Corporate entered into a Management Services Agreement (the “Management Services Agreement”) with HNH.  In connection with the Management Services Agreement, HNH assigned its employment agreement with Mr. McCabe to SP Corporate, effective January 1, 2012.  See “Certain Relationships and Related Transactions.”

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the Company’s named executive officers during the fiscal years ended December 31, 2011 and 2012.

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total Compensation ($)
(a)	(b)		(c)		(d)	(e)		(i)		(j)
Warren G. Lichtenstein	2012		--	(1)	--	--		--		--
Executive Chairman	2011		--	(1)	--	--		--		--

Jack Howard	2012		--	(1)	--	--		--		--
President	2011		--		--	--		--		--

James F. McCabe, Jr.	2012		400,000		280,000	199,380	(6)	66,924	(4)	946,322
Chief Financial Officer	2011		--		--	--		--

Leonard J. McGill Senior Vice President, General Counsel, and Secretary	2012		350,000		183,750	177,100	(7)	9,564	(5)	720,414
	2011	(3)	--		--	--		--		--
_______________

(1)
In 2012 and 2011, except as described below in Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Base Compensation, Warren G. Lichtenstein and Jack Howard did not receive any cash compensation from the Company as their services were provided to the Company pursuant to the Management Agreement.  The Management Agreement provides the Manager receives a quarterly Management Fee at an annual rate of 1.5% of total partner’s capital, payable on the first day of each quarter and subject to quarterly adjustment plus certain incentive compensation. Prior to January 1, 2012, the Manager received a monthly Management Fee at a rate of 1.5% per annum payable monthly See “Certain Relationships and Related Transactions” below.

(2)
Prior to January 1, 2012, the services of Mr. McCabe were provided to us pursuant to an arrangement with HNH.  HNH cannot identify the portion of compensation awarded to Mr. McCabe by HNH that relates solely to us, as HNH does not compensate its employees specifically for such services.  Effective January 1, 2012, Mr. McCabe became an employee of SP Corporate, which is a subsidiary of our subsidiary, SPH Services.  SPH Services was created to consolidate the executive and corporate functions of the Company and certain of its affiliates, including SP Corporate and SPLLC, to provide such services to other companies.

(3)
Prior to January 1, 2012, Leonard J. McGill was an employee of SPLLC. Effective January 1, 2012, SPLLC became a wholly-owned subsidiary of SPH Services. SPLLC cannot identify the portion of compensation awarded to Mr. McGill that relates solely to us, as SPLLC does not compensate its employees specifically for such services.

(4)	Includes payments for life insurance, 2010-2012 HNH long-term incentive payment, and 401(k) matching payments.

(5)	Includes payments for life insurance, and 401(k) matching payments.

(6)	Includes 15,000 restricted shares of HNH common stock issued under HNH’s 2007 Incentive Stock Plan, as amended, received in 2012.

(7)
Includes 7,000 restricted shares of HNH common stock issued under HNH’s 2007 Incentive Stock Plan, as amended, and 3,000 restricted shares of Steel Excel common stock issued under Steel Excel’s 2004 Equity Incentive Plan received in 2012.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers during the fiscal years ended December 31, 2012 and 2011 included salaries and bonus and, in 2012 and 2011, equity compensation, and certain insurance benefits and 401k matching contributions.

Base Compensation.  Since our Management Agreement provides that the Manager is responsible for managing our affairs, our executive officers who are employees of the Manager or one or more of its affiliates, do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Accordingly, the Manager has informed us that it cannot identify the portion of the compensation awarded to our executive officers by the Manager that relates solely to their services to us, as the Manager does not compensate its employees specifically for such service.

Currently, Mr. Lichtenstein and Mr. Howard serve pursuant to the Management Agreement.  During the term of the Management Agreement, the Company is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder.  See “Certain Relationships and Related Transactions” below.

Effective January 1, 2012, Mr. McCabe received payments as an employee of SP Corporate, a wholly-owned subsidiary of SPH Services pursuant to his employment agreement and Mr. McGill received payments pursuant to his employment with SPLLC, a wholly-owned subsidiary of SPH Services. In 2012, salaries and bonuses accounted for 71.9% and 74.1% of total compensation, respectively, on average, for our named executive officers.

In addition to serving as executive officers of the Company, Mr. Lichtenstein and Mr. Howard serve as directors of the Company’s subsidiary HNH, and of Steel Excel and DGT, which became subsidiaries during 2012, for which they receive compensation.  In 2011, Mr. Lichtenstein and Mr. Howard received cash compensation of approximately $102 and $54, respectively, and restricted stock awards with a grant date fair value of approximately $1,077 and $11, respectively, from HNH for their service as directors. In 2012, Mr. Lichtenstein and Mr. Howard received cash compensation of approximately $100 and $52, respectively, and restricted stock awards with a grant date fair value of approximately $952 and $635, respectively, from HNH for their service as directors. In 2012, Mr. Howard received cash compensation of approximately $52, and Mr. Lichtenstein and Mr. Howard each received restricted stock awards with a grant date fair value of approximately $685, from Steel Excel for their service as directors. In 2012, Mr. Howard received cash compensation of approximately $30, and restricted stock awards with a grant date fair value of approximately $569, from DGT for his service as director, plus a cash bonus of $500 in connection with his work on special projects for DGT, plus an aggregate of $45 in cash for services to other affiliates.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding awards of equity in the Company at fiscal year-end.

Effective January 1, 2012, the Manager was granted incentive units which entitle the Manager to receive Class B common units of the Company, which Class B common units have the same rights as the common units, except that they may not be sold in the public market until the capital account allocable to such Class B common units is equal to the capital account allocable to the common units.  The number of incentive units granted is equal to 100% of the sum of the common units outstanding and the number of notional units used to determine the deferred fee accounts in accordance with the Deferred Fee Agreement, each as of January 1, 2012.  On the last day of each fiscal year the Company will issue to the Manager Class B common units, on a fully diluted basis.  The Manager shall receive Class B common units, determined as of the last day of each fiscal year of the Company, representing 15% of the increase in the VWAP as calculated for the 20 trading days prior to each year end.  If the VWAP does not increase the Manager shall not receive Class B common units until there is an increase at the end of a fiscal year. The Company shall make any adjustment that it determines is equitably required by reason of the raising of new capital, including, without limitation, adding such new capital to the baseline equity value per common unit to the extent that the issue price of the new common units exceeds the baseline equity value per common unit.  See “Executive Compensation”.

If any issuance of common units, options, convertible securities or any other right to acquire common units by us results in an increase in the number of common units outstanding on a fully diluted basis as compared to the number outstanding as of the date of the most recent issuance (or, in the case of the first issuance, since the initial incentive unit grant date), the Manager will be issued additional incentive units so that as of the grant date of the additional incentive units, after taking into account the number of outstanding common units on a fully diluted basis and all incentive units granted since the initial incentive units grant date, the Manager holds outstanding incentive units (in the aggregate) equal to 100% of the sum of the common units outstanding and the number of notional units used to determine the deferred fee accounts in accordance with the Deferred Fee Agreement, on a fully diluted basis.  Each additional incentive unit shall otherwise be subject to the same terms as the incentive units, unless the Manager otherwise agrees.

Prior to January 1, 2012, the Manager had been granted options to purchase an aggregate of 4,973,863 common units.  As described above in “Compensation Discussion and Analysis--The Management Agreement—Incentive Compensation,” such options expired on December 31, 2011.

Option Exercises and Stock Vested

There was no vesting of restricted stock awards held by any of the named executive officers in the Company’s equity during the year ended December 31, 2012.

Risk Assessment of the Company’s Compensation Policies

The Company’s compensation programs are discretionary, balanced and focused on the long term.  Goals and objectives of the Company’s compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.   Accordingly, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Anthony Bergamo, Joseph L. Mullen and John P. McNiff.  None of the members of the Compensation Committee is our current or former officer or employee.  None of the members of the Compensation Committee had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K.

None of our executive officers served as a director (including as a member of the compensation committee) of any entity that had one or more executive officers who served on our Board of Directors (including as a member of the Compensation Committee).

Compensation Committee Report

We have reviewed and discussed with management certain Director Compensation provisions to be included in the Company’s Proxy Statement on Schedule 14A, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Director Compensation provisions referred to above be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors.

Joseph L. Mullen, Chairman
Anthony Bergamo
John P. McNiff

This Compensation Committee Report is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Acts.

Director Compensation

Directors who are also executive officers are not separately compensated for their service as directors.  Our non-management directors earned the following aggregate amounts of compensation for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
(a)	(b)	(c)	(h)
Anthony Bergamo	103,500	75,000	178,500
John P. McNiff	83,000	75,000	158,000
Joseph L. Mullen	93,500	75,000	168,500
General Richard I. Neal	88,500	75,000	163,500
Allan R. Tessler	76,500	75,000	151,500
_______________

(1)
For the year ended December 31, 2012, our non-management directors received cash fees of $1,500 for each board committee meeting attended.  The chairmen of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee were paid an additional cash fee of $15,000, $5,000 and $5,000 annually, respectively.  For the year ended December 31, 2012 each non-management director earned annual cash compensation in the amount of $75,000.  Effective May 1, 2013, the retainer for the Chair of the Audit Committee will be increased to $60,000, reflecting increased responsibilities due to the complexity of the Company’s financial reporting.

(2)
For the year ended December 31, 2012 each director earned annual equity compensation in the amount of $75,000 in the form of restricted common units of the Company, with one-third of such restricted common units vesting on October 31, 2013, one-third of such restricted common units vesting on October 31, 2014 and one-third of such restricted common units vesting on October 31, 2015.  The per unit value of such restricted common units is $13.80, determined based on the fair market value of the Company’s common units as of October 31, 2012.

Limitation on Liability and Indemnification Matters

The Partnership Agreement provides for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

Directors’ and Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any equity compensation plans.  However, effective as of March 21, 2011, the Company issued to its independent directors an aggregate of 7,315 common units at a per unit value of $18.80, which was determined based on the net asset value of the Company’s common units as of September 30, 2010 and an aggregate of 6,865 common units at a per unit value of $20.03, which was determined based on the net asset value of the Company’s common units as of December 31, 2010.  For the year ended December 31, 2012 each director earned annual equity compensation in the amount of $75 in the form of restricted common units of the Company, with one-third of such restricted common units vesting on October 31, 2013, one-third of such restricted common units vesting on October 31, 2014 and one-third of such restricted common units vesting on October 31, 2015.  The per unit value of such restricted common units is $11.68, determined based on the fair market value of the Company’s common units as of October 31, 2012. Total value of the common units issued in 2012 was $375.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common units as of April 23, 2013 for (a) each director of the General Partner, (b) each executive officer of the General Partner, (c) each unitholder known to be the beneficial owner of more than five percent of any class of our voting securities, and (d) all directors and executive officers of the General Partner as a group.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and does not necessarily bear on the economic incidents of ownership or the rights to transfer the common units described below.  Unless otherwise indicated, (a) each unitholder has sole voting power and dispositive power with respect to the indicated common units and (b) the address of each unitholder who is a director or executive officer is c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022.  The percentage of common units owned is based on 30,119,189 common units outstanding as of April 23, 2013.

Name and Address of Beneficial Owner	Number of Common Units Beneficially Owned (1)	Percentage of Common Units Beneficially Owned (1)

5% Unitholders

Entities affiliated with Benchmark Plus Institutional Partners, L.L.C.	2,501,624 (2)	8.3%

Entities affiliated with Entrust Capital Diversified Fund Ltd.	2,661,906 (3)	8.8%

SPL	7,058,038 (4)	23.4%

Directors and Executive Officers

Warren G. Lichtenstein	8,723,233 (5)	29.0%

Jack Howard	2,821,238 (6)	9.4%

Anthony Bergamo	17,652	*

John P. McNiff	146,301 (7)	*

Joseph L. Mullen	12,873	*

General Richard I. Neal	10,428	*

Allan R. Tessler	10,310	*

James F. McCabe, Jr.	–	*

Leonard J. McGill	–	*

All Directors and Executive Officers as a Group (9 persons)	11,742,035	39.0%

_______________

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), based on factors including voting and investment power with respect to the common units.

(2)
Consists of the following: (i) 1,453,211 common units beneficially owned by Benchmark Plus Institutional Partners, L.L.C., (ii) 492,894 common units beneficially owned by Benchmark Plus Long Short Select Partners, LP; (iii) 356,548 common units beneficially owned by Benchmark Plus Long Short Partners, LP; and (iv) 198,971 common units beneficially owned by Aviva Alternative Funds – Alpha Optimum.  The address for the entities listed in (i) through (iii) above is 800 A Street, Suite 700, Tacoma, WA 98402.  The address for Aviva Alternative Funds – Alpha Optimum is 5 Rue Plaetis, Luxembourg, L-2338.

(3)
Consists of the following: (i) 1,936,033 common units beneficially owned by Entrust Capital Diversified Fund Ltd; (ii) 204,629 common units beneficially owned by Entrust Capital Diversified Fund LP; (iii) 127,992 common units beneficially owned by Entrust Capital Diversified Fund Ltd; (iv) 64,673 common units beneficially owned by Entrust Capital Diversified Fund II LP; (v) 59,168 common units beneficially owned by Entrust Diversified Select Equity Fund LP; (vi) 37,010 common units beneficially owned by Entrust Diversified Select Equity Fund Ltd; and (vii) 232,401 common units beneficially owned by Illinois State Board of Investment.  The address for the entities listed in (i) through (iv) above is 1011 Centre Road, Suite 200, Wilmington, DE 19805.  The address for Entrust Diversified Select Equity Fund LP is 375 Park Avenue, 24th Floor, New York, NY 10152.  The address for Entrust Diversified Select Equity Fund Ltd is 90 Fort Street, Admiral Financial Center, 5th Floor, Grand Cayman, Cayman Islands, KY1-1208.  The address for Illinois State Board of Investment is 180 North LaSalle Street, Suite 2015, Chicago, IL 60601.  Absent banking regulatory approval, voting rights are forfeited with respect to all common units in excess of 9.9%, and such common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes.

(4)
Represents (i) 118,391 common units beneficially owned by SPL and (ii) 6,939,647 Class B common units beneficially owned by a subsidiary of SPL.  The Class B Units may not be sold in the public market until the capital account allocable to such Class B common units is equal to the capital account allocable to the common units.

(5)
Consists of the following: (i) 1,665,195 common units held directly by Mr. Lichtenstein; (ii) 6,939,647 Class B common units beneficially owned by a subsidiary of SPL; and (iii) 118,391 common units beneficially owned by SPL.  Mr. Lichtenstein is Chief Executive Officer and a shareholder of SPL.  Mr. Lichtenstein may be deemed to have shared investment and voting power with respect to such common units held indirectly by him.  Mr. Lichtenstein disclaims beneficial ownership of such common units not directly held by him, except to the extent of his pecuniary interest therein.

(6)
Consists of the following: (i) 543,648 common units held directly by Mr. Howard; (ii) 1,519,552 common units beneficially owned by The II Trust; (iii) 747,938 common units beneficially owned by The III Trust; and (iv) 10,100 common units held by EMH Howard, LLC (“EMH”).  Mr. Howard is the trustee for The II Trust and The III Trust and the managing member of EMH.  Mr. Howard may be deemed to have investment and voting power with respect to the common units held by The II Trust, The III Trust and EMH.  Mr. Howard disclaims beneficial ownership of such common units beneficially owned by The II Trust, The III Trust and EMH, except to the extent of his pecuniary interest therein.  Absent banking regulatory approval, voting rights are forfeited with respect to all common units in excess of 9.9%, and such common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes.

(7)
Consists of the following: (i) 54,937 common units in an account jointly owned by Mr. McNiff and his wife, Evelyn McNiff; (ii) 73,351 common units beneficially owned by the Evelyn B Olin Irrevocable Trust, or the “Olin Trust”; and (iii) 16,201 common units beneficially owned by the JNS Charitable Lead Annuity Trust, or the “JNS Trust”.  Mr. McNiff is the co-trustee of each of the Olin Trust and the JNS Trust.  Mr. McNiff may be deemed to have shared investment and voting power with respect to the common units held by the Olin Trust and the JNS Trust.  Mr. McNiff disclaims beneficial ownership of such common units beneficially owned by the Olin Trust and the JNS Trust, except to the extent of his pecuniary interest therein.

Certain Relationships and Related Transactions

In this “Certain Relationships and Related Transactions” section, all dollar amounts are in thousands, except for per share amounts.

Deferred Fee Agreement

Effective as of July 15, 2009, the Company entered into an investor services agreement (the “Investor Services Agreement”) with WGL, an entity at that time controlled by Warren G. Lichtenstein, our Executive Chairman.  Subsequently, WGL became a subsidiary of SPL.  Pursuant to the investor services agreement, WGL performed certain investor relations services on the Company’s behalf and the Company paid WGL a fee in an amount of $50 per year.

The Company entered into an assignment and assumption agreement, as of July 15, 2009, with Steel Partners II (Offshore) Ltd. (“SPII Offshore”) and WGL, pursuant to which we assumed all of SPII Offshore’s liabilities and obligations under the Deferred Fee Agreement, pursuant to which WGL deferred certain fees due to it under its management agreement with SPII Offshore.   In connection with the assignment and assumption agreement, SPII Offshore transferred to us assets, consisting of cash and our common units, equal in the aggregate in value to the assumed liabilities.  Pursuant to the Deferred Fee Agreement, WGL had the option, but not the obligation, to elect to be paid in cash or common units, or a combination thereof, which payment may become immediately due and payable upon certain termination events as specified in the Deferred Fee Agreement.

On April 11, 2012 (the “Termination Date”), the Company and WGL terminated the Investor Services Agreement by mutual consent.  As a result of the termination of the Investor Services Agreement the full amount of the deferred fee liability became immediately payable. Instead of receiving the deferred fee in cash, WGL elected for the total amount to be paid in common units of the Company.  Under the Deferred Fee Agreement, the number of common units to be issued was determined by applying a 15% discount to the market price of the common units, which represents the fair value of the common units giving effect to the discount for lack of marketability.  As a result, 6,403,002 Class B common units were issued to the Investment Manager on April 11, 2012. In connection with the termination of the Investor Services Agreement, the Investment Manager agreed not to sell any of the common units issued as payment for the deferred fee during the one-year period following the Termination Date. On May 11, 2012, the Company issued an additional 536,645 Class B common units to WGL reflecting an adjustment based on the deferred fee liability as of March 31, 2012.

Management Agreement

See “Executive Compensation” for a description of the Management Agreement.

WGL Capital

Under an investor services agreement with WGL, WGL performed certain investor relations services on our behalf and the Company paid WGL a fee in an amount of $50 per year (the “Investor Services Fee”).  The Management Fee payable to the Manager pursuant to the Management Agreement was offset and reduced on each payment date by the amount of the fee payable to WGL under the investor services agreement.  In addition, the Company bore (or reimbursed WGL with respect to) all reasonable costs and expenses of ours, and WGL, or their affiliates relating to the investor relations services performed for the Company, including but not limited to all expenses actually incurred by WGL that are reasonably necessary for the performance by WGL of its duties and functions under the investor services agreement.   For the year ended December 31, 2011, WGL earned an Investor Services Fee of $50.

SPII Liquidating Trust

The Steel Partners II Liquidating Series Trust (“SPII Liquidating Trust”), a Delaware statutory trust, was formed and commenced operations on July 15, 2009.  The purpose of the SPII Liquidating Trust is to effect the orderly liquidation of certain assets previously held by SPII in connection with the withdrawal of the limited partners of SPII Onshore.  Steel Partners II GP LLC (“SPIIGP”) is the liquidating trustee, and along with a Delaware trustee, has responsibilities that are generally limited to providing certain services in connection with the administration of the SPII Liquidating Trust.  Mr. Lichtenstein is the managing member of SPIIGP. The Manager is the investment manager of the SPII Liquidating Trust.

On July 15, 2009, SPII contributed $243,844 of non-cash assets and $39,235 of cash to the SPII Liquidating Trust and became the initial beneficiary of each series of the SPII Liquidating Trust.  In connection with the full withdrawal of the limited partners of SPII Onshore on July 15, 2009, 56.25% of the beneficial interests of each series were transferred to certain of the withdrawing limited partners, and SPII retained 43.75% of the beneficial interests of each series.  SPII held certain assets of the SPII Liquidating Trust for the benefit of the SPII Liquidating Trust as its nominee until such assets could be assigned to the SPII Liquidating Trust.  After December 31, 2009, SPII held no assets on behalf of the SPII Liquidating Trust.

The Company currently holds interests in the SPII Liquidating Trust.  The Company’s interest in the SPII Liquidating Trust was $11,263 and $42,653 at December 31, 2012 and December 31, 2011, respectively.  The SPII Liquidating Trust has an investment in (i) Steel Partners Japan Strategic Fund, L.P. (“SPJSF”), (ii) SPCA, and (iii) SPAH, a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets controlled by an affiliate of the Manager.  We, through the SPII Liquidating Trust, had an interest in a co-investment obligation to SPAH should a business combination involving SPAH have taken place by October 10, 2009.  The SPII Liquidating Trust held sufficient cash to fund such obligation, but it was terminated because a business combination was not completed, rendering the investment held by the SPII Liquidating Trust in SPAH worthless.  The capital commitment has been terminated and capital has been distributed to the investors in the SPAH, including the SPII Liquidating Trust.   At December 31, 2011, SPH’s interest in the SPII Liquidating Trust related to SPJSF and SPCA was $3,496 and $9,552, respectively.  At December 31, 2012, the Company’s interest in the SPII Liquidating Trust related to SPJSF and SPCA was $3,891 and $6,016, respectively.  We have no obligation to make any capital contributions to the SPII Liquidating Trust.

SP Corporate Services Agreements

Effective as of July 1, 2007, we entered into a services agreement, or the “Services Agreement”, with SP Corporate, an entity previously controlled by Warren G. Lichtenstein, our Executive Chairman.  Pursuant to the Services Agreement, SP Corporate provided the Company with certain management, consulting and advisory services.  The Services Agreement is automatically renewable on an annual basis unless terminated by either party on any anniversary date, upon at least 30 days written notice.  Effective January 1, 2012, SP Corporate became a wholly owned subsidiary of the Company. Additionally, SPH Services, a new subsidiary of the Company, was created to consolidate the executive and corporate functions of the Company and certain of its affiliates, including SP Corporate and SPLLC, and to provide such services to other portfolio companies.  SPH Services acquired the membership interests of SP Corporate and SPLLC from Steel Partners, Ltd. (“SPL”), an affiliate of the Manager.

In consideration of the services rendered, a fixed annual fee totaling $310 was charged, adjustable annually upon agreement.  Effective as of July 15, 2009, the Services Agreement was amended to provide for the provision of accounting, investor relations, compliance and other services related to our operation.  The fee to be paid is agreed upon by SP Corporate and us from time to time.  SP Corporate earned $3,000 for the year ended December 31, 2012 under the Services Agreement.

On each of March 26, 2010, January 24, 2011 and March 10, 2011, a special committee of the Board of Directors of HNH, composed entirely of independent directors, approved a management and services fee to be paid to SP Corporate in the amount of $1,950 and $1,740 for services performed in 2010 and 2011, respectively, and of $10.982 for services performed in 2012.  In each of 2010,  2011 and 2012 this fee was paid as consideration for the services of Warren G. Lichtenstein, as Chairman of the Board, Glen M. Kassan, as Chief Executive Officer and Vice Chairman, John J. Quicke, as Vice President and, until December 2010, as director, and Jack L. Howard and John H. McNamara, Jr., both as directors. In addition, in 2011 and 2012 the management services fee was also paid as consideration for management and advisory services with respect to operations, strategic planning, finance and accounting, sale and acquisition activities and other aspects of the businesses of HNH.

HNH did not have a written agreement with SP Corporate relating to the services described above prior to January 1, 2012.  On January 1, 2012, HNH entered into a written management services agreement (“HNH Management Services Agreement”) with SP Corporate, which restructured its prior management services arrangements. Pursuant to the HNH Management Services Agreement, SP Corporate agreed to provide HNH with the continued services of Glen M. Kassan, as the HNH’s Chief Executive Officer, and James F. McCabe, Jr., as HNH’s Chief Financial Officer, and certain other employees and corporate services. The HNH Management Services Agreement further provides that HNH will pay SP Corporate a fixed annual fee of approximately $10,980 , consisting of (a) $1,740 in consideration of executive services provided by SP Corporate under the HNH Management Services Agreement, and (b) $9,240 in consideration of the corporate services provided by SP Corporate under the HNH Management Services Agreement, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for HNH or its subsidiaries. The fees payable under the HNH Management Services Agreement are subject to an annual review and such adjustments as may be agreed upon by SP Corporate and HNH. The HNH Management Services Agreement has a term of one year, which will automatically renew for successive one-year periods unless and until terminated in accordance with the terms set forth therein, which include, under certain circumstances, the payment by HNH of a termination fee to SP Corporate.  On December 21, 2012, the Audit Committee of the Company’s Board of Directors resolved that, effective January 1, 2013, certain individuals employed by SP Corporate and their related expenses would be transferred to HNH, and the fee paid under the HNH Management Services Agreement was accordingly reduced by approximately $2,000. The HNH Management Services Agreement was further modified following the retirement of Glen Kassan as Chief Executive Officer to provide that the services of Jack L. Howard would be provided to HNH as principal executive officer.

On March 9, 2010, WebBank, a Utah chartered industrial bank and our subsidiary through WebFinancial Holding Corporation, and SP Corporate entered into a servicing agreement under which SP Corporate receives $63 quarterly and provides certain services to WebBank.  The agreement is effective January 1, 2010, continues for three years and automatically renews for successive one year terms unless terminated in accordance with the agreement.  For the year ended December 31, 2012, WebBank paid SP Corporate fees of $250.

Effective as of July 1, 2007, SP Corporate entered into services agreements with each of BNS Holding, Inc. (“BNS”) and CoSine Communications, Inc. (“CoSine”).  The Company has an approximately 85% ownership interest in BNS and a 47% ownership interest in Cosine.  Pursuant to the terms of the services agreements, of which the services agreement with BNS was amended on May 12, 2010, SP Corporate initially provided each of BNS and CoSine with certain services and each of BNS and CoSine pays SP Corporate a monthly fee of $42 and $17, respectively, which fees are adjustable annually upon agreement by the parties or at other times upon amendment to the services agreements.  In addition, each of BNS and CoSine are obligated to reimburse SP Corporate for certain expenses, including legal expenses, as well as all reasonable and necessary business expenses, incurred on behalf of each of BNS and CoSine.  Services provided under the services agreements include the non-exclusive services of persons to perform accounting, tax, administrative, compliance and investor relations services.  Under the terms of an amended and restated services agreement effective as of May 12, 2010, SP Corporate receives a monthly fee of $42 monthly from BNS.  BNS incurred $1,083 (includes $500 for assistance provided to BNS related to a financing arrangement) for the period from November 1, 2010 to December 31, 2011, and $600 for the period ended December 31, 2012. In March 2013 the annual fee from BNS was adjusted from $600 to $204, based on reduced hours forecast as BNS had sold its only operation and now has a liquidating trust.

Effective as of September 1, 2009, SP Corporate entered into a management services agreement with DGT, a subsidiary of the Company.  Pursuant to the terms of the management services agreement, which was amended on October 1, 2011, SP Corporate provides DGT with certain services and DGT pays SP Corporate a monthly fee of $48, which fee is adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement.  In addition, DGT is obligated to reimburse SP Corporate for certain expenses, including legal expenses, as well as all reasonable and necessary business expenses, incurred on behalf of DGT.  Services provided under the management services agreement include the non-exclusive services of persons, including a chief executive officer and chief financial officer, to perform certain management and leadership services.

Effective as of October 1, 2011, as amended and restated effective August 1, 2012, SP Corporate has entered into a management services agreement with Steel Excel.  Pursuant to the terms of the management services agreement as amended, SP Corporate provides Steel Excel with certain services and Steel Excel pays SP Corporate a monthly fee of $300, which fee is adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement. Under the agreement, SP Corporate will provide Steel Excel with corporate and executive services including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administration, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for Steel Excel and its subsidiaries.  In addition, as subsequently agreed with Steel Excel, SP Corporate will provide Steel Excel with the continued service of Jack L. Howard, as Steel Excel’s principal executive officer, and Mark Zorko, as Steel Excel’s Chief Financial Officer, and certain other employees and corporate services.  Mr. Zorko has since resigned, however, effective May 7, 2013, and will be replaced as Chief Financial Officer at Steel Excel by James F. McCabe, Jr.

Effective January 1, 2012, SP Corporate also entered into management services agreements with JL Howard Inc. and with NOVT Corporation (“NOVT”) and SPL, a shareholder of NOVT.  Under the Management Services Agreement with NOVT and SPL, SP Corporate provides the non-exclusive services of a person to serve as NOVT’s Chief Executive and Chief Financial Officer, with responsibility for any and all financing matters for NOVT and its subsidiaries, and a person to review annual and quarterly budgets and related matters, supervise and administer, as appropriate, all accounting/financial duties and related functions on behalf of each of the companies, and other similar items, and also provide the non-exclusive services of a person to serve as the companies’ corporate secretary, and as may be requested of a person to periodically review the status of the companies’ net operating losses. SP Corporate provides similar services under the management services agreement with ORE Pharmaceutical Holdings, Inc. (“ORE”). Under the management services agreement with JL Howard Inc., SP Corporate provides the non-exclusive services of a FINRA licensed person or people to execute securities orders and other related tasks. JL Howard Inc. pays SP Corporate $10 a month and NOVT, SPL and ORE pay SP Corporate $20, $35 and $20, respectively, per month, which fees are adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement.

Mutual Securities

Pursuant to the Management Agreement, the Manager is responsible for selecting executing brokers.  Securities transactions for us are allocated to brokers on the basis of reliability and price and execution.  The Manager has selected Mutual Securities as an introducing broker and may direct a substantial portion of the managed entities’ trades to such firm among others.  Jack L. Howard, our President, is a registered principal of Mutual Securities.  The Manager only uses Mutual Securities when such use would not compromise the Manager’s obligation to seek best price and execution. Commissions charged by Mutual Securities are generally commensurate with commissions charged by other institutional brokers.  Mutual Securities also served as an introducing broker for the Company’s trades. The Commissions paid by the Company to Mutual Securities were approximately $1,105 for the year ended December 31, 2011 and $239 for the year ended December 31, 2012. Such commissions are included in the net investment gains (losses) in the consolidated statements of operations. The portion of the commission paid to Mutual Securities ultimately received by such officer is net of clearing and other charges.

Other

On March 31, 2012, SPL assigned its rights, obligations and title to its New York City office lease to SPH Services. In connection with the assignment, SPL agreed to remit $3,286 to SPH Services, subject to adjustment, which represented the present value of the lease payment obligations over the fair value of the leased facilities. In addition, for a total consideration of $1,203, SPL sold to SPH Services the fixed assets held by it relating to the New York City location, which includes furniture, equipment and leasehold improvements. This amount is included in payable to related parties as of June 30, 2012. The Company agreed to reimburse SPL $254 for occupancy costs for the three months ended March 31, 2012, which amount is included in Payable to related parties as of December 31, 2012.

The Company has an arrangement whereby it holds an asset on behalf of a related party in which it has an investment. The asset had a fair value of $30,172 and $47,605 at December 31, 2012 and December 31, 2011, respectively. Under the terms of this arrangement, the related party is the sole beneficiary and the Company does not have an economic interest in the asset and the Company has no capital at risk with respect to such asset, other than indirectly through its indirect investment in such related party. For the year ended December 31, 2012 and 2011, the Company was indirectly compensated for providing this arrangement by the payment of a fee. The fees were not material.

Review, Approval or Ratification of Transactions with Related Persons

The Partnership Agreement generally provides that affiliated transactions and resolutions of conflicts of interest between the Manager or its affiliates, or any director of the Board of Directors, on the one hand, and us, on the other, must be approved by a majority of the disinterested directors of the Board of Directors or a conflicts committee established by the Board of Directors and must be on terms no less favorable to us than those generally provided to or available from unrelated third parties or “fair and reasonable” to us, taking into account the totality of the relationships between the parties involved.

In addition, the Company has a written Related Person Transaction Policy, which is administered by the Audit Committee.  The Related Person Transaction Policy provides that the Audit Committee is to consider all relevant factors when determining whether the terms of a related person transaction are fair and reasonable to us and whether to approve or ratify a related person transaction; provided however that these requirements will be deemed satisfied and not a breach of any duty as to any transaction (i) approved by the Audit Committee; (ii) approved by the vote of the holders of a majority of the voting power of outstanding voting units (excluding voting units owned by us, the General Partner and persons that we and the General Partner control); (iii) the terms of which are no less favorable to us than those generally being provided to or available from unrelated third parties; or (iv) that is fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).  Among other relevant factors, the Audit Committee will consider the size of the transaction and the amount payable to a related person, the nature of the interest of the applicable related person, whether the transaction may involve a conflict of interest and whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Under the Related Person Transaction Policy, a related person means:

(1) any person who was, at any time since the beginning of our last fiscal year, a director, director nominee or executive officer of the General Partner, even if the person was not a director, director nominee or executive officer of the General Partner at the time of the transaction;

(2) any person who was, at any time since the beginning of our last fiscal year, an immediate family member of a director, director nominee or executive officer of the General Partner and any person (other than a tenant or employee) sharing the household of such director, director nominee or executive officer of the General Partner, even if the person was not an immediate family member of such director, director nominee or executive officer of the General Partner at the time of the transaction;

(3) any unitholder that was, at the time the transaction in question occurred or existed, a holder of 5% or more of our voting units;

(4) any person who was, at the time the transaction in question occurred or existed, an immediate family member of a holder of 5% or more of our voting units and any person (other than a tenant or employee) sharing the household of such unitholder;

(5) an entity in which any of the persons identified in (1) through (4) above acts as an officer or general partner of or otherwise controls such entity or in which such person, together with any other persons identified in clauses (1) through (4) above, holds an aggregate ownership interest of at least 10%.

Under the Related Person Transaction Policy, a related person transaction includes any transaction or currently proposed transaction that occurred since the beginning of our most recent fiscal year in which we were or are to be a participant, a related person had or will have a direct or indirect material interest and the amount involved exceeds or reasonably can be expected to exceed $120.  Under the Related Person Transaction Policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.  Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended December 31, 2012, the directors and officers of the General Partner, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements, with the exception of late filings on the part of each of the independent directors who received restricted common units in 2012 described above at footnote 2 under “Director Compensation.”

Vote Required

If a quorum is present, the directors must be elected by the holders of a plurality of LP Units present at the Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL.

PROPOSAL TWO:

ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables unitholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive and Director Compensation – Compensation Discussion and Analysis,” the Company is not responsible for compensating or providing applicable employment benefits to any of its named executive officers, who are compensated by pursuant to the Management Agreement.  Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2012 compensation of the named executive officers.

We are asking unitholders to indicate their support for the compensation of our named executive officers named in the “Summary Compensation Table” included in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives unitholders the opportunity to express their views on the named executive officers’ compensation.  Accordingly, we will ask unitholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s unitholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Limited Partners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  The Board and the Compensation Committee value the opinions of our unitholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our limited partners’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables unitholders to indicate how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as relates to Proposal 2 included elsewhere in this Proxy Statement.  By voting on this Proposal, unitholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for an annual interval for the advisory vote on executive compensation.  We believe that an annual vote allows for input from unitholders on the most frequent basis.  As such, an annual vote would likely foster more robust dialogue between the Board and our unitholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.  The option of one year, two years or three years that receives the highest number of votes cast by unitholders will be the frequency for the advisory vote on executive compensation that has been selected by unitholders.  However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of unitholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our unitholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN ANNUAL VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROPOSAL NO. 3.

Independent Public Accountants

Grant Thornton LLP (“GT”) serves as the Company’s independent registered public accounting firm.  Representatives from GT are not expected to be present at the Meeting and therefore will not have the opportunity to make a statement, or be available to respond to appropriate questions.

In this “Independent Public Accountants” section, all dollar amounts are in thousands.

Audit Fees

The aggregate fees billed by GT for professional services rendered, including services rendered to HNH and BNS,  was $2,332 and $3,140 for the fiscal years ended December 31, 2012 and 2011, respectively, which services included costs related to the audit of annual consolidated financial statements and internal controls, review of quarterly financial statements, review of reports filed with the SEC and other services, including services related to consents and registration statements filed with the SEC.

Audit-Related Fees

The Company incurred $70 and $97 of audit-related fees for the fiscal years ended December 31, 2012 and 2011, respectively, relating primarily to services provided in connection with offering memorandums, potential acquisitions and employee benefit plans.

Tax Fees

The Company incurred $218 and $249 for tax services from GT for fiscal 2012 and 2011, respectively, relating principally to tax compliance, advice and planning.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended December 31, 2012 and 2011.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by GT during our most recent fiscal year are compatible with maintaining the independence of such auditors.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by the Board.  The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, with Grant Thornton LLP (“GT”), the Company’s independent auditors for the fiscal year ended December 31, 2012.  The Audit Committee has received the written disclosures and the letter from GT, as required by the applicable requirements of the PCAOB, regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with GT the independence of GT.  The Audit Committee also considered whether GT’s non-audit services, including tax planning and consulting, are compatible with maintaining GT’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, filed with the SEC.

Submitted By The Audit Committee Of The Board

Anthony Bergamo
Joseph L. Mullen
General Richard I. Neal

LIMITED PARTNER PROPOSALS FOR THE 2014 ANNUAL MEETING AND OTHER MATTERS

Limited Partner Proposals

Limited partner nominations or other proposals that are intended to be presented at the Company’s 2014 annual meeting of limited partners must be received by the General Partner at the General Partner’s principal executive office located at 590 Madison Avenue, 32nd Floor, New York, New York 10022 no earlier than January 21, 2014 and no later than later than February 20, 2014.  If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the prior year’s meeting, then the deadline for providing written notice of a proposal to be included in the proxy statement for the Company’s 2014 annual meeting of limited partners is not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company or the General Partner.

Under SEC rules, if a unitholder wants the Company to include a proposal in the Company’s proxy statement and form of proxy for presentation at its 2014 annual meeting of limited partners, the proposal must be received by the Company, Attention: Corporate Secretary, at the Company’s principal executive offices by December 31, 2013.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us. In addition, the Company has engaged MacKenzie to act as its proxy solicitation agent.  MacKenzie will be paid a fee of $6,500 and will be reimbursed for disbursements made on the Company’s behalf.   In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person.  The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  Upon request, the Company will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Annual Report and Available Information

The Company is concurrently sending all of its unitholders of record as of April 23, 2013 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Such report contains the Company’s certified consolidated financial statements for the fiscal year ended December 31, 2012, including those of the Company’s subsidiaries.  Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC.  Requests should be directed to Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York, 10022, or (212) 520-2300.  You may also access a copy of our Annual Report on Form 10-K electronically in the SEC Filings section of the Company’s website, www.steelpartners.com.

Other Matters to be Considered at the Annual Meeting

As of the date of this Notice, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting.

By Order of the Board of Directors of the General Partner /s/ Warren G. Lichtenstein Warren G. Lichtenstein Executive Chairman

Dated:  April 30, 2013
New York, New York

STEEL PARTNERS HOLDINGS L.P.

590 Madison Avenue, 32nd Floor
New York, New York, 10022

This Proxy is Solicited on Behalf of the Board of Directors of Steel Partners Holdings GP Inc.

The undersigned hereby appoints Jack L. Howard and James F. McCabe, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the limited partnership units of Steel Partners Holdings L.P. (the "Company") held of record by the undersigned on April 23, 2013 at the Annual Meeting of Limited Partners to be held on May 21, 2013 at 10:00 a.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF LIMITED PARTNERS OF

STEEL PARTNERS HOLDINGS L.P.

May 21, 2013

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=261 54

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■ 20530400000000000000 9 052113
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect the following individuals as directors to the Company's general partner, Steel Partners NOMINEES:		2. To approve an advisory resolution regarding the compensation of the Company’s named executive officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY ☐ FOR ALL EXCEPT (See instructions below)	¡ Anthony Bergamo ¡ John P. McNiff ¡ Joseph L. Mullen ¡ General Richard I. Neal ¡ Allan R. Tessler	3. To vote, on an advisory basis, on the frequency on which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement.	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned limited partner. If no direction is made, this proxy will be voted “FOR” each of the nominees listed in Proposal 1, “FOR” Proposal 2 and to conduct an advisory vote on the compensation of the Company’s named executive officers every one year as set forth in Proposal 3. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Limited Partner	Date:	Signature of Limited Partner	Date

Note:
Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title